Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

Spirit Airlines, Inc.

Pursuant to the Offer to Purchase

Dated May 16, 2022 of

SUNDOWN ACQUISITION CORP.,

a wholly-owned subsidiary of

JetBlue Airways Corporation

This form, or a substantially equivalent form, must be used to accept the Offer (as defined herein) if the certificates for shares of common stock, par value $0.0001 per share of Spirit Airlines, Inc., and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered or transmitted by e-mail or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by First Class, Registered or Certified Mail:	Via e-mail (for eligible institutions only):	If delivering by Express or Overnight Delivery:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	CANOTICEOFGUARANTEE @computershare.com	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

For information call Innisfree M&A Incorporated at the following numbers:

Stockholders May Call Toll Free: (877) 800-5190

Banks and Brokers May Call Collect: (212) 750-5833

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA AN E-MAIL ADDRESS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Sundown Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of JetBlue Airways Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 16, 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal that accompanies the Offer to Purchase (as it may be amended or supplemented from time to time, the “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.0001 per share (the “Shares”), of Spirit Airlines, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees: (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act; (ii) that such tender of the Shares complies with Rule 14e-4 under the Exchange Act; and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within two New York Stock Exchange Stock Market trading days of the date hereof. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:                 , 20        .

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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